Exhibit 8.1

[V&E Letterhead]

July 10, 2007

Stonemor Partners L.P.

155 Rittenhouse Circle

Bristol, Pennsylvania 19007

Re: StonMor Partners L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Stonemor Partners L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) and the Prospectus (the “Prospectus”) contained therein, relating to the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of (a) common units representing limited partner interests of the Partnership (“Common Units”) that may be issued and sold by the Partnership and (b) up to 4,528,360 Common Units (including 4,239,782 Common Units issuable upon conversion of 4,239,782 subordinated units representing limited partner interests of the Partnership into Common Units on a one-for-one basis) that may be resold by or for the account of the selling unitholders named in the Registration Statement. In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Prospectus (the “Discussion”).

All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in such discussion, as to which we express no opinion).

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Commission and (iii) other information provided to us by the Partnership, StoneMor GP LLC, a Delaware limited partnership and general partner of the Partnership.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.